STATE OF SOUTH CAROLINA)
)
COUNTY OF LANCASTER)

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES AND CONSTITUTES A FIXTURE FILING FINANCING STATEMENT.

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter referred to as this "Mortgage") is made as of the 12 day of March, 2020, by and between:

> COUNTRYSIDE MHP LLC, a South Carolina limited liability company, having an address of 136 Main Street, Pineville, North Carolina 28134 (hereinafter referred to as the "Mortgagor"); and
>
> J & A REAL ESTATE, LLC, a South Carolina limited liability company, having an address of 700 South Market Street, Lancaster, South Carolina 29720 (hereinafter referred to as the "Mortgagee").

WITNESSETH:

Mortgagor is indebted to Mortgagee in the maximum original principal amount of Three Million and No/100 Dollars ($3,000,000.00) (the "Loan") pursuant to that certain Promissory Note of even date herewith (the "Note"). It has been agreed that all of the obligations of Mortgagor under the Note are to be secured by this Mortgage. All capitalized terms not defined herein shall have the meaning given to them in the Note.

NOW, THEREFORE, as security for the Secured Obligations (as hereinafter defined) and in consideration of the premises and of the mutual covenants herein contained and the sum of Ten Dollars ($10.00) in hand paid by Mortgagee to Mortgagor upon the execution and delivery of this Mortgage, and for other good and valuable considerations, the receipt of which is hereby acknowledged, Mortgagor by these presents does give, grant, bargain, sell, alienate, remise, warrant, convey, release, confirm, mortgage, assign, transfer and set over unto Mortgagee, its successors and assigns, subject to the terms of this Mortgage, all of the following properties:

All of the real property more specifically described in Exhibit A attached hereto and incorporated herein by reference, including all buildings, improvements and structures now or hereafter built, constructed or situated on said real property (all of such properties being hereinafter collectively referred to as the "Premises");

Together with all easements, rights-of-way, and rights of use in streets, alleys, passages, sewer rights, waters, water courses, water privileges, tenements, hereditaments, appurtenances and rights,

whatsoever, now or hereafter, in any way belonging, relating or appertaining to the Premises, all right, title and interest, if any, of Mortgagor, now or hereafter in and to the land lying in the streets, roads or avenues, open or proposed, in front of, adjoining, or servicing said Premises and all royalties, mineral rights, oil and gas rights, crops, timber, all diversion payments or third party payments made to crop producers related to the Premises (the "Appurtenances");

Together also, with Mortgagor's interest in all personal property and fixtures now or hereafter attached to, incorporated in, or located upon said Premises together with any and all replacements thereof and additions thereto (and any and all proceeds of their sale or other disposition) (hereinafter called "Personal Property" and collectively with the Premises and the Appurtenances, the "Property," it being agreed that fixtures, trade fixtures and personal property belonging to tenants of the Premises shall in no event be included as a part of the Personal Property); and

Together also, with any insurance proceeds from any property transferred under this Mortgage, and with any and all awards, including interest thereon, heretofore and hereafter made to Mortgagor for taking by eminent domain of the whole or any part of said Premises or any easement therein including any awards for changes of grade of streets, which awards are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor, and to apply the same to the Secured Obligations (collectively, the proceeds and awards described by this paragraph being the "Proceeds");

TO HAVE AND TO HOLD the Premises, Personal Property, Appurtenances, Proceeds and other property, privileges, rights, interests and franchises hereby granted or mortgaged, unto Mortgagee, its successors and assigns, forever for the uses and purposes hereinafter set forth;

PROVIDED, HOWEVER, and these presents are upon the condition that, upon the satisfaction by Mortgagor of the Secured Obligations in full, then this Mortgage and the estate and rights hereby granted shall cease, terminate and be void (and shall be cancelled of record by Mortgagee), but otherwise shall be and remain in full force and effect.

AND the parties hereby covenant and agree as follows:

ARTICLE I

Secured Obligations

Section 1.01. The obligations secured by this Mortgage (the "Secured Obligations") are as follows:

(a) Payment of all indebtedness and the performance of all obligations of Mortgagor under the Note and this Mortgage including payment of all sums expended or advanced by Mortgagee hereunder, together with interest thereon; and

(b) Payment of any and all Future Advances (as defined below). This Mortgage shall secure in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina (1976), all future advances and readvances that may subsequently be made to Mortgagor by Mortgagee under the Note and all renewals, replacements, modifications and extensions thereof, provided, however, that nothing contained herein shall create an obligation on the part of Mortgagee to make future advances or

readvances to Mortgagor, and provided further that the maximum amount of all indebtedness outstanding at any one time secured hereby shall not exceed Three Million and No/100 Dollars ($3,000,000.00) (such additional sums as are advanced and/or readvanced hereunder, with interest thereon, all charges and expenses of collection incurred by Mortgagee in connection therewith, including court costs and reasonable attorney's fees being collectively referred to herein as the "Future Advances"). To the extent, if any, provided in the Note, interest or discount will be deferred, accrued or capitalized.

ARTICLE II

Representations, Warranties and Covenants of Mortgagor

Mortgagor represents and warrants to and covenants with Mortgagee, as follows:

Section 2.01. Mortgagor will pay or cause to be stayed or discharged within sixty (60) days after they shall be payable, or will make adequate provisions for the satisfaction or discharge of, all lawful claims and demands of mechanics, laborers and materialmen which, if unpaid, might be a lien or charge upon the Property (or any part thereof), or the income therefrom.

Section 2.02. No building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially adversely altered without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

Section 2.03. In the event of Mortgagor's default in the performance of any of the covenants or agreements herein or contained in the Note, Mortgagee may, at Mortgagee's option, perform the same and the cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and shall be secured by this Mortgage.

Section 2.04. Mortgagor, as the debtor, grants to Mortgagee, as the secured party, a security interest in the Personal Property (including any Personal Property which is or becomes fixtures on or at the Property). Mortgagee shall have all of the rights and remedies of a secured party under the South Carolina Uniform Commercial Code (the "UCC") as well as all other rights and remedies available under this Mortgage or any separate security agreement or at law or in equity with respect to fixtures and other Personal Property. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor, to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such financing statements, continuation statements or other similar instruments as Mortgagee may request or require in order to impose, perfect and continue the perfection of the lien or security interest created hereby. Mortgagor covenants and agrees that the recording of this Mortgage in the real estate records of the county where the Property is located shall also operate from the time of recording as a Fixture Filing in accordance with the UCC.

Section 2.05. To further secure the Secured Obligations, Mortgagor does hereby sell, assign, transfer and set over unto Mortgagee all of the leases, rents, issues and profits of the Property. So long as no Event of Default has occurred, Mortgagor may collect and retain the rents, income and profits from the Property. If an Event of Default shall occur, however, thereupon, and at any time thereafter, Mortgagee may take possession and control of the Property and/or receive and collect all rents, revenues, profits and income, accrued or accruing thereafter, so long as any of the Secured Obligations remain unpaid, applying so much thereof as may be collected first to the expenses incident to taking possession and/or the

collection thereof, and second to payment of the Secured Obligations, in any order and whether then matured or not, paying the balance, if any, to Mortgagor.

Section 2.06. Mortgagor shall not, without Mortgagee's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed, and except as otherwise provided in this Mortgage, directly or indirectly sell, transfer or convey or further pledge, encumber, hypothecate, mortgage, assign or lease, whether voluntarily, involuntarily or by operation of law, or suffer or permit the same, all or any part of the Property or any interest therein.

ARTICLE III

Possession and Administration of the Premises

Section 3.01. Mortgagor shall pay all taxes, assessments and other charges now or hereafter levied against the Property or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated, and in default thereof, Mortgagee may pay the same and Mortgagor will repay or cause to be repaid the same with interest at the Default Rate, and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage. However, Mortgagor shall be entitled by proceedings prescribed by law to contest the validity of any such tax, assessment or charge, provided that: (1) collection of the same by foreclosure of the lien thereof or otherwise upon the Property is stayed during the pendency of such proceedings, and (2) Mortgagor deposits with the authority to which such tax, assessment or charge is payable, or in some other escrow arrangement satisfactory to Mortgagee, funds or other appropriate security satisfactory to Mortgagee for payment of or security for payment of the same, together with any applicable interest and penalties, should the same be determined to be due and owing.

Section 3.02. Mortgagor shall protect any improvements hereafter constructed on the Premises, will not commit or suffer any waste of the Property, and will comply with or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Property.

Section 3.03. Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Property at all reasonable times upon reasonable prior notice to Mortgagor.

ARTICLE IV

Remedies of Mortgagee

Section 4.01. If any one or more of the following events (herein "Events of Default," with each and any being an "Event of Default") shall occur:

(a) An Event of Default shall occur under the Note (with the term "Event of Default," for purposes of this subparagraph (a) having the meaning given such term by the Note); or

(b) Mortgagor shall default in the due observation or performance of any covenant, condition or agreement contained herein and such default shall not be cured within thirty (30) days after written notice from Mortgagee;

then and in each and every such case, and at any time thereafter during the continuance of such event, Mortgagee, to the extent permitted by law may, but shall not be obligated to, enter into and upon all or any part of the Premises and may exclude Mortgagor and its agents and servants wholly therefrom; and having and holding the same may use, operate, manage and control the Premises or any part thereof, either personally, or by Mortgagee's agents, attorneys, or receivers, in such manner as Mortgagee may deem to be to Mortgagee's best advantage. To the extent permitted by law, Mortgagee shall be entitled to collect and receive all earnings, income, rents, issues, revenues and profits of the same and every part thereof after deducting the expenses of conducting the business thereof, and of all necessary repairs, maintenance, renewals, replacements, alterations, additions, betterments and improvements, and all payments which may be made for taxes, assessments, insurance and other charges creating liens on the Property, or any part thereof, as well as reasonable compensation for their own services, and for the services of their counsel, agents, clerks, servants and other employees, by them properly engaged and employed. Mortgagee, as the case may be, shall apply the balance of the money derived from the operation and management of the Premises and business towards payment of the balance due on the Secured Obligations. The surplus, if any, shall be paid to Mortgagor, its successors or assigns, or to whomsoever as shall be lawfully entitled to receive same, or as a court of competent jurisdiction may direct.

(c) If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations shall, at the option of Mortgagee, immediately become due and payable without notice or demand, time being of the essence of this Mortgage, and no omission on the part of Mortgagee to exercise such option when entitled to do so shall be construed as waiver of such right.

Section 4.02. Subject to limitations as may be provided by applicable law:

(a) If an Event of Default shall have occurred and be continuing, Mortgagee may immediately commence proceedings to collect the Secured Obligations, foreclose this Mortgage and sell the Premises, or any part thereof, in bar of the right and equity of redemption, homestead, elective share and all other rights and exceptions of every kind, all of which are hereby waived to the extent permitted by applicable law, in order to pay the Secured Obligations, and all expenses of sale and of all proceedings in connection therewith, including without limitation reasonable attorney's fees.

The Premises may be sold, at Mortgagee's option, as an entirety or in separate parcels, and the personal property covered by this Mortgage may be sold, at Mortgagee's option, at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of South Carolina. If the Secured Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Mortgagee at its option may exhaust the remedies granted under any of said security instruments or this Mortgage either concurrently or independently, and in such order as Mortgagee may determine.

(b) If an Event of Default shall have occurred and be continuing, Mortgagee may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this paragraph 4.02, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Note or the performance of any term, covenant, condition or agreement of this Mortgage or any other right, and (ii) to pursue any other remedy available to it, all as Mortgagee in its sole discretion shall elect.

Section 4.03. Upon any foreclosure sale of the Premises or sale of all or any portion of the personal property on which Mortgagee has a lien or a security interest in, Mortgagee may bid for and purchase the Premises or any portion of the personal property and, if Mortgagee is the successful bidder, shall be entitled to apply all or any part of the Secured Obligations as a credit to the purchase price.

Section 4.04. In the event of any such foreclosure sale or sale of all or any portion of the personal property on which Mortgagee has a lien or a security interest in under the powers herein granted, Mortgagor (if Mortgagor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

Section 4.05. Mortgagor agrees that in case of a default on the part of Mortgagor hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Premises, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, including and not limited to S.C. Code Ann § 29-3-680, and any and all right to have the assets subject to the security interest of this Mortgage marshaled upon any foreclosure or other such sale.

Section 4.06. The proceeds of any sale, whether made pursuant to judicial proceedings or other sale of all or any portion of the Premises or personal property on which Mortgagee has a lien or a security interest in, shall be applied first to the payment of the costs and expenses reasonably incurred in connection with such sale, including reasonable counsel fees and the payment of all taxes, assessments, or other charges constituting liens on the Premises or Personal Property prior to the lien of this Mortgage, except taxes and assessments and other charges constituting prior liens, if any, subject to which any of the Premises or Personal Property shall have been sold; then to the payment of all fees and amounts due and unpaid under the Secured Obligations; the surplus, if any, after payment of the amount set forth above, shall be payable to Mortgagor, its successors and assigns, or to whomsoever may be lawfully entitled to receive same, or as a court of competent jurisdiction may direct.

Section 4.07. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, or of any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Premises and Mortgagee extending the time of payment or modifying the terms of the Secured Obligations or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee. Regardless of

consideration, Mortgagee may release the obligation of anyone at any time liable for any of the Secured Obligations without in any way impairing or affecting the lien hereof, and Mortgagee may resort for the payment of the Secured Obligations to any other security therefor held by Mortgagee in such order and manner as it may elect.

Section 4.08. Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Secured Obligations, or any part thereof, to the extent permitted by law.

Section 4.09. Subject to limitations of applicable law, if any, Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceeding instituted by Mortgagee to collect the sums secured hereby.

Section 4.10. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case, to the extent permitted by law, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred.

ARTICLE V

Miscellaneous

Section 5.01. Any notice or demand which, by any provision of this Mortgage, is required or permitted to be given or served by or to Mortgagee or by or to Mortgagor, shall be conclusively deemed to have been properly given or served by such party and to be effective on the date on which personally delivered to such party at the address specified for such party on page 1 hereof (or at such other address as such party shall specify to the other party in writing), or when deposited in the mail if sent by registered or certified mail, return receipt requested. The time period in which a response to any notice or demand must be given, if any, however, shall commence to run from the date of personal delivery or receipt on the return receipt by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice or demand sent. Any party hereto may change its address by giving thirty (30) days prior written notice of such change to the other parties hereto.

Section 5.02. To the extent that any provision of this Mortgage may be deemed invalid or unenforceable, under any applicable law, such provision shall be deemed void and inoperative and shall not form part of this Mortgage, but the remainder of this Mortgage shall remain in full force and effect. The parties hereto specifically declare that they would have entered into this Mortgage if any such void provisions had been omitted herefrom.

Section 5.03. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

Section 5.04. This Mortgage and the enforcement of the rights and remedies hereunder shall be governed by the laws of the State of South Carolina, without reference to principles of conflicts of laws.

Section 5.05. Mortgagor, and Mortgagee acknowledge that this Mortgage is made solely for the benefit of the parties hereto and no third party should or may assume that any third party Mortgagee rights are extended or created hereby.

Section 5.06. Except as may be prohibited by applicable law, if at any time the United States of America, any state thereof or any governmental subdivision of such state, having jurisdiction, shall require revenue, excise or documentary stamps to be affixed to this Mortgage, or other tax to be paid on or in connection therewith, Mortgagor will pay the same with any interest or penalties imposed in connection therewith.

Section 5.07. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Note.

Section 5.08. This Mortgage may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. **THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.**

IN WITNESS WHEREOF, Mortgagor, by and through its duly-authorized undersigned officer, has executed and delivered this Mortgage as of the day and year first above written.

Signed, sealed and delivered
in the presence of:

[signature]
Witness #1

[signature]
Witness #2

COUNTRYSIDE MHP LLC,
a South Carolina limited liability company

By: Manufactured Housing Properties Inc.,
its Sole Member

By: [signature] (SEAL)
Name: Michael Z. Anise
Title: President

STATE OF NORTH CAROLINA)
)
COUNTY OF MECKLENBURG)

The foregoing instrument was acknowledged before me this 12 day of MARCH 2020, by Michael Z. Anise, as President of Manufactured Housing Properties Inc., a Nevada corporation, as the Sole Member of Countryside MHP LLC, a South Carolina limited liability company, on behalf of the limited liability company.

Janalyn M Bailey [SEAL]
Notary Public for South Carolina

[NOTARY SEAL]

Janalyn M Bailey
Print Notary Name

JANALYN M BAILEY
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 25, 2024

My commission expires: 03/25/24

EXHIBIT A

Legal Description

All that certain piece, parcel or lot of land, lying, being and situate in Pleasant Hill Township, Lancaster County, South Carolina, located about five (5) miles South of the City of Lancaster, containing approximately thirty-one (31) acres more or less, and being a portion of that land more particularly shown and described on Plat Survey entitled "Trailer City"' made by Paul Clark, RLS in March, 1970 and recorded in the Office of the Clerk of Court for Lancaster County in Plat Book 19, at Page 113, reference to which plat is craved for a more minute description. This tract is all of that land comprising that parcel identified in the Lancaster County Tax Assessor's Office as Tax Map 0087-00-096.01 and is all of that land appearing on the above described plat minus those parcels identified as Tax Map # 0087-00-096.03 and Tax Map # 0087-098.

Also being described as that certain piece, parcel or lot of land lying, being and situate in Gills Creek Township, Lancaster County, South Carolina, being designated as that 36.075 total gross acres and 32.424 net acres, more or less on a plat made by Jack Smith Surveying recorded August 7, 1996 in Plat Book 96 at Page 15. Reference to said plat is hereby craved for a more complete description.

Less and Except that .412 acre piece as shown on Plat Book 96, Page 260 and recorded in the Lancaster County Register of Deeds in Deed Book K-14, Page 142.

Less and Except all that certain parcel of land containing 0.005 hectacres (0.012 acre) more or less, and any improvements thereon owned by Curtis L. Crenshaw and Michael C. Crenshaw, shown as the "Area of Acquisition" on Exhibit A attached to the deed recorded in Book 60, Page 30 of the Lancaster County Register of Deeds.

Tax Map # 0087-00-096.01 and 0087-00-096.08

Derivation: Deed dated ____________, 2020, from J & A Real Estate, LLC to Countryside MHP LLC, to be recorded in the Lancaster County Register of Deeds.